Exhibit 1, CORPORATE CHARTER INFORMATION

The State of Texas
Secretary of State



CERTIFICATE OF INCORPORATION
	   OF
ALPHA GENERATION INCORPORATED
  CHARTER NUMBER 01301979


	THE UNDERSIGNED, AS SECRETARY OF STATE OF TH STATE OF TEXAS, HEREBY CERTIFIES TAHT THE ATTACHED ARTICLES OF INCORPORATION FOR THE ABOVE NAMED CORPORATION HAVE BEEN RECEIVED IN THIS OFFICE AND ARE
FOUND TO CONFORM TO LAW.

	ACCORDINGLY, THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION.

	ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OF THE COMMON LAW.

DATED FED. 14, 1994
EFFECTIVE FEB. 14, 1994


SIGNED

/S/ _______________________
    John Hannah Jr.
    Secretary of State































The State of Texas
Secretary of State



CERTIFICATE OF AMENDMENT
	  FOR
ALPHA GENERATION INCORPORATED
CHARTER NUMBER 01301979


	THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES TAHT THE ATTACHED ARTICLES OF AMENDMENT FOR THE ABOVE NAMED ENTITY HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO
CONFORM TO LAW.

	ACCORDINGLY THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF AMENDMENT.


DATED JAN. 13, 1999

EFFECTIVE JAN. 13, 1999


SIGNED

SECRETARY OF STATE